UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 13, 2005

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-09120	Public Service Enterprise Group Incorporated (a New Jersey Corporation) 80 Park Plaza P.O. Box 1171 Newark, New Jersey 07101-1171 (973) 430-7000	22-2625848
000-32503	PSEG Energy Holdings L.L.C. (a New Jersey Limited Liability Company) 80 Park Plaza-T20 Newark, New Jersey 07102-4194 (973) 430-7000	42-1544079

The information contained in this Form 8-K is filed for PSEG Energy Holdings L.L.C. (Energy Holdings), a wholly owned subsidiary of Public Service Enterprise Group Incorporated (PSEG), solely under Item 2.06 and for PSEG solely under Item 8.01. Information contained herein relating to any individual company is provided by such company on its own behalf and in connection with its respective Form 8-K.

Item 2.06. Material Impairments (Energy Holdings) and Item 8.01. Other Events (PSEG)

PSEG Resources L.L.C. (Resources), a wholly owned subsidiary of Energy Holdings, is the lessor of various aircraft to several domestic airlines, including a Boeing B767 aircraft to United Airlines (UAL). In December 2002, UAL filed for Chapter 11 bankruptcy protection. On June 13, 2005, Resources received a notice from the Trustee under the UAL lease that the lenders had terminated the lease and repossessed the aircraft. Upon receipt of this notice, Energy Holdings concluded that it would write off its entire investment of approximately $15 million, net of tax, in June 2005 since management believes that there will be insufficient proceeds to recover the recorded amount of its investment due to the termination. Following the write off, Resources' remaining gross investment in leased aircraft will be approximately $36 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Public Service Enterprise Group Incorporated

/s/ Patricia A. Rado
Patricia A. Rado Vice President and Controller

June 16, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSEG Energy Holdings L.L.C.

/s/ Patricia A. Rado
Patricia A. Rado Vice President and Controller

June 16, 2005